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                                                                  Exhibit (p)(4)

                                POWER OF ATTORNEY


     We, the undersigned Trustees of Strategic Income Portfolio, a New York trust, do hereby severally constitute and appoint Alan R. Dynner, James B. Hawkes and Eric G. Woodbury, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Mutual Funds Trust with the Securities and Exchange Commission in respect of shares of stock and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.


Signature                               Title               Date
---------                               -----               ----


/s/  Jessica M. Bibliowicz              Trustee             November 16, 1998
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     Jessica M. Bibliowicz


/s/  Lynn A. Stout                      Trustee             November 16, 1998
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     Lynn A. Stout